Exhibit 1.1
EXECUTION VERSION
Cardtronics, inc.
7,000,000 Shares
Common Stock
($0.0001 par value per Share)
Underwriting Agreement
March 30, 2010

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Underwriting Agreement
March 30, 2010
Piper Jaffray & Co.
UBS Securities LLC
  as Managing Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
          Cardronics, Inc., a Delaware corporation (the “Company”), and each person or entity (each, a “Selling Stockholder”) identified as a Selling Stockholder in Schedule C annexed hereto, confirm their respective agreements with the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives, with respect to the sale by the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 7,000,000 shares (the “Firm Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), of the Company. The number of Firm Shares to be sold by each Selling Stockholder is the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule C annexed hereto. In addition, solely for the purpose of covering over-allotments, the Selling Stockholders propose to grant to the Underwriters the option to purchase from the Selling Stockholders up to an additional 1,050,000 shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.
          The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-164395) under the Act (the “registration statement”), including a prospectus, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Such registration statement has become effective under the Act.
          “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A, Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.

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          The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Shares, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Shares. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to you by the Company and attached to or used with such preliminary prospectus supplement. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means any such basic prospectus and any basic prospectus furnished to you by the Company and attached to or used with the Prospectus Supplement (as defined below).
          “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Shares.
          “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.
          “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto. The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.
          “Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Shares, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.
          “Disclosure Package,” as used herein, means any Pre-Pricing Prospectus or Basic Prospectus, in either case together with any combination of one or more of the Permitted Free Writing Prospectuses, and the pricing information contained in Schedule A.
          “Applicable Time,” as used herein, means 5:00 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives.
          Any reference herein to the registration statement, the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated

Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.
          As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.
     1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees to sell, in each case severally and not jointly, to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from each Selling Stockholder, the respective number of Firm Shares (subject to such adjustment as Piper Jaffray & Co. (“Piper Jaffray”) and UBS Securities LLC (“UBS”) may determine to avoid fractional shares) which bears the same proportion to the total number of Firm Shares to be sold by such Selling Stockholder as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A annexed hereto, subject to adjustment in accordance with Section 11 hereof, bears to the total number of Firm Shares; in each case at a purchase price of $11.37 per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.
          In addition, the Selling Stockholders, in each case severally and not jointly, hereby grant to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Selling Stockholders, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Selling Stockholders for the Firm Shares. The Over-Allotment Option may be exercised by Piper Jaffray and UBS on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus Supplement, by written notice to the Selling Stockholders. Such notice shall set forth the aggregate number of Additional Shares as to which the Over-Allotment Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject to such adjustment as Piper Jaffray and UBS may determine to eliminate fractional shares), subject to adjustment in accordance with Section 11 hereof. Upon any exercise of the Over-Allotment Option, the number of Additional Shares to be purchased from each Selling Stockholder shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Additional Shares set forth opposite the name of such Selling Stockholder in Schedule C annexed hereto bears to 1,050,000 subject to such adjustment as Piper Jaffray and UBS may determine solely to eliminate fractional shares.
          Pursuant to powers of attorney (the “Powers of Attorney”) granted by each Selling Stockholder (which Powers of Attorney shall be reasonably satisfactory to Piper Jaffray and UBS), each of J. Chris Brewster and Michael Keller, as officers of the Company, shall act as attorneys-in-fact of the Selling Stockholders controlled by TA Associates, Inc. and Vinson & Elkins LLP shall act as representative of the Selling Stockholders controlled by The CapStreet Group, LLC. Each of the foregoing representatives (each, a “Representative of the Selling Stockholders”) is authorized, on behalf of such Selling Stockholder whom it represents, among other things, to execute any documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by such Selling Stockholder, to make delivery of the certificates of such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom the expenses to be borne by such Selling Stockholder in connection with the sale and public offering of the Shares, to distribute the balance of such proceeds to such Selling Stockholder, to receive notices on behalf of such Selling Stockholder and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement.
     2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to each Selling Stockholder by Federal Funds wire transfer against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on April 6, 2010 (unless another time shall be agreed to by you and any Representative of the Selling Stockholders or unless postponed in accordance with the provisions of Section 11 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

          Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.
          Deliveries of the documents described in Section 9 hereof with respect to the purchase of the Shares shall be made at the offices of Vinson & Elkins LLP at First City Tower, 1001 Fannin Street, Suite 2500, Houston, Texas 77002, New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.
     3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:
     (a) the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;
     (b) the Registration Statement complied when it became effective, complies, as amended or supplemented, as of the Applicable Time and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies, as amended and supplemented, as of the Applicable Time in all material respects with the requirements of the Act; at the Applicable Time, at the time of purchase and each additional time of purchase, if any, the Disclosure Package does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Basic Prospectus complied or will comply, as of its date and the date it was or will be filed with the Commission, complies as of the Applicable Time (if filed with the Commission on or prior to the date hereof) and, at the time of purchase and each additional time of purchase, if any, will comply, in all material respects, with the requirements of the Act; each Basic Prospectus complied or will comply, as of its date and the date it was or will be filed with the Commission, complies as of the Applicable Time (if filed with the Commission on or prior to the Applicable Time) and, at the time of purchase, and each additional time of purchase, if any, will comply, in all material respects, with the requirements of the Act; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase and each additional time of purchase, if any, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed, or will be filed, with the Commission or at the time such document became or becomes effective, as applicable, complied or will comply, in all material respects, with the requirements of the Exchange Act and did not or will not, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (c) the Pre-Pricing Prospectus dated March 22, 2010 is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer”;
     (d) as of the Applicable Time, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus entitled “Capitalization” and “Description of Common Stock”, and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus entitled “Capitalization” and “Description of Common Stock” (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus and the grant of options under existing stock option plans described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares are duly listed, and admitted and authorized for trading on the NASDAQ Global Market (the “NASDAQ”);
     (e) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, and to execute and deliver this Agreement;
     (f) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole, or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i) and (ii) being herein referred to as a “Material Adverse Effect”);
     (g) the Company has no subsidiaries (as defined under the Act) other than those listed in Schedule D (collectively, the “Subsidiaries”); except for Cardtronics Mexico, the Company owns all of the issued and outstanding capital stock of each of the Subsidiaries; complete and correct copies of the charters and the bylaws of the Company and each Subsidiary and all amendments thereto have been delivered to you, and no changes therein will be made on or after the date hereof through and including the time of purchase or, if later, any additional time of purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation, limited liability company or partnership in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, with full corporate power and authority to own and lease its properties and to conduct its business as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;
     (h) to the Company’s knowledge, the Shares to be sold by the Selling Stockholders pursuant hereto are and, after they are delivered against payment therefor as provided herein, will be fully paid, non-assessable and free of contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares to be sold by the Selling Stockholders pursuant hereto are and, after they are delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party;
     (i) the capital stock of the Company, including the Shares, conforms in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any;
     (j) this Agreement has been duly authorized, executed and delivered by the Company;
     (k) except as otherwise disclosed, neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws, or (B) except with respect to the class action settlement agreement (“the Settlement Agreement”) among the Company, the Commonwealth of Massachusetts and the National Federation of the Blind, entered into in June of 2007, any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ) that has jurisdiction over the Company and the Subsidiaries, or (E) any decree, judgment or order applicable to it or any of its properties; except with respect to clauses (B), (C), (D) and (E) for such violations as would not constitute, individually or in the aggregate, a Material Adverse Effect;
     (l) the execution, delivery and performance of this Agreement, the sale of the Shares to be sold by the Selling Stockholders pursuant hereto and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (A) the charter or bylaws of the Company or any of the Subsidiaries, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ) that has jurisdiction over the Company and the Subsidiaries, or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties; except with respect to clauses (B), (C), (D), and (E) for such violations as would not constitute, individually or in the aggregate, a Material Adverse Effect;
     (m) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), or approval of the stockholders of the Company, is required in connection with the sale of the Shares to be sold by the Selling Stockholders pursuant hereto or the consummation of the transactions contemplated hereby, other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or (iii) under the Conduct Rules of FINRA;
     (n) except as provided under the Amended and Restated Investors Agreement dated February 10, 2005, as amended on May 17, 2005, as further amended on November 26, 2007, among the Company and certain of its securityholders (the “Investors Agreement”) and except as otherwise described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) under any agreements or contracts that the Company is a party to, (A) the Company has not engaged anyone other than the Underwriters to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares and, (B) except as provided under the Investors Agreement, no person has the right, contractual or otherwise, to cause the

Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;
     (o) except as otherwise disclosed, each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where such failure to obtain such licenses, authorizations, consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;
     (p) except as otherwise disclosed, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers, acting in their capacity as such, is or would be a party or of which any of their respective properties is or would be subject at law or in equity, except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect;
     (q) KPMG LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;
     (r) the historical financial statements included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and of the consolidated subsidiaries and financial services business of 7-Eleven, Inc. (the “7-Eleven Financial Service Business”) as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries for the periods specified and of the 7-Eleven Financial Service Business for the periods specified and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration

Statement, any Pre-Pricing Prospectus or the Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;
     (s) Subsequent to the respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiaries that would cause or result in a Material Adverse Effect or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary;
     (t) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act), each Selling Stockholder and stockholder named in Exhibit A-1 hereto;
     (u) as of the Applicable Time, neither the Company nor any Subsidiary is, nor will either of them be, immediately after giving effect to the offering and sale of the Shares, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (v) except as provided in the Third Amended and Restated First Lien Credit Agreement, by and among Cardtronics, Inc., as Borrower, the Subsidiary Guarantors party thereto, Bank of America, N.A., BNP Paribas, and the other Lenders parties thereto, dated May 17, 2005, as amended July 6, 2005, as further amended August 5, 2005, as further amended November 17, 2005, as further amended February 14, 2006, as further amended September 29, 2006, as further amended May 3, 2007, as further amended July 18, 2007, as further amended March 19, 2007, as further amended February 25, 2009, or as otherwise disclosed, the Company and each of the Subsidiaries have good and, except as would not constitute a Material Adverse Effect, indefeasible title to all property (real and personal) described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except such as do not materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary; all the property described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases, with no exceptions that would materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Subsidiary taken as a whole;
     (w) except as otherwise disclosed, each of the Company and the Subsidiaries owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of the Subsidiaries with respect to the Intellectual Property; neither the Company nor any of the Subsidiaries has infringed or is infringing the intellectual property of a third party, and neither the Company nor any Subsidiary has received notice of a claim by a third party to the contrary;”
     (x) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

     (y) except as would not, individually or in the aggregate, have a Material Adverse Effect: (A) the Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below); (B) to the Company’s knowledge, there are no events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; and (C) neither the Company nor any of the Subsidiaries (i) is to the Company’s knowledge the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, or (iv) is a party to any judgment, decree, order or agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);
     (z) except as would not, individually or in the aggregate, have a Material Adverse Effect, all tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided;
     (aa) the Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires or to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect;

     (bb) except as would not constitute a Material Adverse Effect, to the Company’s knowledge, neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;
     (cc) the Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
     (dd) the Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), which are designed to provide reasonable assurance that the information required to be disclosed by the Company in reports that it files under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure; such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that materially affected the Company’s internal control over financial reporting. There is and has been no failure on the part of the Company and, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;

     (ee) all statistical or market-related data included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;
     (ff) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”); and the Company, the Subsidiaries and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith;
     (gg) the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;
     (hh) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”);
     (ii) to the Company’s knowledge, the sale of the Shares to be sold by the Selling Stockholders as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company;
     (jj) the Company has not received any notice from the NASDAQ regarding the delisting of the Common Stock from the NASDAQ;
     (kk) except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;

     (ll) neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their respective directors or officers, has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and
     (mm) to the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectuses and the Prospectus.
          In addition, any certificate signed by any officer of the Company or any of the Subsidiaries, acting in such officer’s capacity as an officer of the Company or a Subsidiary, and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
          4. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly with the other Selling Stockholders, represents and warrants to each of the Underwriters that:
     (a) all information with respect to such Selling Stockholder included or incorporated by reference in the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, to the extent made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder, complied and will comply in all material respects with all applicable provisions of the Act as of the Effective Time or when they are filed with the Commission, as the case may be; (ii) the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the representations and warranties set forth in this subsection (ii) are limited to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation thereof; (iii) on the date of the Pre-Pricing Prospectus, the Applicable Time, at the time of purchase and each additional time of purchase, if any, each Pre-Pricing Prospectus, as then amended or supplemented, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at such times each Pre-Pricing Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing

Prospectuses, if any, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading provided that, in each case, the representations and warranties set forth in this subsection (iii) are limited to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation thereof; or (iv) on the date of the Prospectus, the Applicable Time, at the time of purchase and each additional time of purchase, if any, the Prospectus, as then amended or supplemented, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading provided that the representations or warranties set forth in this subsection (iv) are limited to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation thereof;
     (b) such Selling Stockholder has not, prior to the execution of this Agreement, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the then most recent Pre-Pricing Prospectus;
     (c) neither the execution, delivery and performance of this Agreement or the Custody Agreement or Power of Attorney to which such Selling Stockholder is a party nor the sale by such Selling Stockholder of the Shares to be sold by such Selling Stockholder pursuant to this Agreement nor the consummation of the transactions contemplated hereby or thereby will conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) if such Selling Stockholder is not an individual, the charter or bylaws or other organizational instruments of such Selling Stockholder, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule applicable to such Selling Stockholder, (iv) or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ) having jurisdiction over such Selling Stockholder or any of its properties or (v) any decree, judgment or order applicable to such Selling Stockholder or any of its properties; except with respect to clauses (ii), (iii), (iv) and (v) for such violations as would not constitute, individually or in the aggregate, a Material Adverse Effect;
     (d) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), is required in connection with the sale of the Shares to be sold by such Selling Stockholder pursuant to this Agreement or the consummation by such Selling Stockholder of the transactions contemplated hereby or by the Custody Agreement or Power of Attorney to which such Selling Stockholder is a party other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) under the Conduct Rules of FINRA, or (iv) such other approvals as have been obtained;
     (e) neither such Selling Stockholder nor any of its affiliates has taken, directly or indirectly, any action designed to, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of applicable securities laws;
     (f) there are no affiliations or associations between any member of FINRA and such Selling Stockholder, except as disclosed in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus; none of the proceeds received by such Selling Stockholder from the sale of the Shares to be sold by such Selling Stockholder pursuant to this Agreement will be paid to a member of FINRA or any affiliate of (or person “associated with,” as such terms are used in the Bylaws of FINRA) such member;
     (g) such Selling Stockholder now is and, at the time of delivery of such Shares (whether the time of purchase or any additional time of purchase, as the case may be), will be the lawful owner of the number of Shares to be sold by such Selling Stockholder pursuant to this Agreement and has and, at the time of delivery of such Shares, will have valid and marketable title to such Shares, and upon delivery of and payment for such Shares (whether at the time of purchase or any additional time of purchase, as the case may be), the Underwriters will acquire valid and marketable title to such Shares free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;
     (h) such Selling Stockholder has and, at the time of delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement (whether the time of purchase or any additional time of purchase, as the case may be), will have full legal right, power and capacity, and all authorizations and approvals required by law (other than those imposed by the Act and state securities or blue sky laws), to (i) enter into this Agreement and a Custody Agreement (as defined below) and to execute a Power of Attorney, (ii) sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement in the manner provided in this Agreement and

(iii) make the representations, warranties and agreements made by such Selling Stockholder herein;
     (i) (a) this Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder, (b) at the time of purchase or any additional time of purchase, as the case may be, a custody agreement (each, a “Custody Agreement”) between Wells Fargo Bank, National Association, as custodian (the “Custodian”), and such Selling Stockholder and the Power of Attorney to which such Selling Stockholder is a party will have been duly executed and delivered by or on behalf of such Selling Stockholder, and (c) the Custody Agreement is a legal, valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms; provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.
     (j) such Selling Stockholder has duly and irrevocably authorized such Representative acting on such Selling Stockholder’s behalf to execute and deliver this Agreement and any other documents necessary or desirable in connection with the transactions contemplated hereby or thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement and receive payment therefore pursuant hereto;
     (k) the sale of the Shares to be sold by such Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company or any Subsidiary which is not set forth as of the Applicable Time, time of purchase and each additional time of purchase, if any, in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus;
     (l) at the time of purchase and each additional time of purchase, if any, all stock transfer or other taxes (other than income taxes), if any, that are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Stockholder to the several Underwriters hereunder will be fully paid or provided for by such Selling Stockholder, and all laws imposing such taxes will be fully complied with; and
     (m) at the time of purchase or any additional time of purchase, as the case may be, pursuant to the Custody Agreement to which such Selling Stockholder is a party, certificates in negotiable form for the Shares to be sold by such Selling Stockholder pursuant to this Agreement will have been placed in custody for the purpose of making delivery of such Shares in accordance with this Agreement; such Selling Stockholder agrees that (i) such Shares represented by such certificates will be for the benefit of, and coupled with and subject to the interest of, the applicable Custodian, the Representatives of such Selling Stockholders, the Underwriters and the Company, (ii) the arrangements made by such Selling Stockholder for custody and for the appointment of the applicable Custodian and the Representatives of such Selling Stockholders by such Selling Stockholder will be irrevocable, and (iii) the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death, disability or incapacity of such Selling Stockholder (or, if such Selling Stockholder is not an individual, the liquidation, dissolution, merger or consolidation of such Selling Stockholder) or the occurrence of any other event (each, an “Event”); if an Event occurs before the delivery of the Shares hereunder, certificates for the Shares shall be delivered by the applicable Custodian in accordance with the terms and conditions of the Power of Attorney to which such Selling Stockholder is a party, the Custody Agreement to which such Selling Stockholder is a party and this Agreement, and actions taken by the Custodians and the Representatives of such Selling Stockholders pursuant to such Power or Attorney or such Custody Agreement shall be as valid as if such Event had not occurred, regardless of whether or not the Custodians or the Representatives of such Selling Stockholders, or either of them, shall have received notice thereof.
          In addition, any certificate signed by any Selling Stockholder (or, with respect to any Selling Stockholder that is not an individual, any officer of such Selling Stockholder or of any of such Selling Stockholder’s subsidiaries) or by any Representative of the Selling Stockholders and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.
     5. Certain Covenants of the Company. The Company hereby agrees:
     (a) to furnish such information as may be required and otherwise to cooperate with the underwriters in endeavoring to qualify the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may reasonably designate in writing and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
     (b) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the

Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;
     (c) if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);
     (d) if, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Shares, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to you, (iii) use its reasonable best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action reasonably necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;
     (e) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;
     (f) subject to Section 5(e) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have reasonably objected in writing; and to promptly notify you of such filing;
     (g) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 5(e) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;
     (h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than May 10, 2011;
     (i) to furnish to you one copy for each Managing Underwriter and one copy for underwriters’ counsel copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;
     (j) to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;
     (k) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Prospectus Supplement (the “Lock-Up Period”), without the prior written consent of Piper Jaffray and UBS, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock (other than the common stock to be sold pursuant to this Agreement and securities issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof) or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act (other than any registration statement on Form S-8) relating to the offer and sale of any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) bona fide gifts, so long as the recipient agrees in writing with the underwriters to be bound by the terms of this lock-up agreement, (C) dispositions to partners, members or shareholders, so long as the recipient agrees in writing with the underwriters to be bound by the terms of the lock-up agreement, (D) dispositions to any trust for the direct or indirect benefit of this locked up person and/or the immediate family of such person, so long as that suck trust agrees in writing with the underwriters to be bound by the terms of this lock-up agreement, (E) dispositions by the executive officers and directors of the Company of shares of common stock for the purpose of satisfying tax liabilities associated with the vesting or exercise of awards granted pursuant to an equity plan of the Company existing as of the date hereof, provided that such dispositions shall not exceed 50,000 shares of Common Stock in the aggregate, (F) dispositions by an officer of any shares of Common Stock made under his existing Rule 10b5-1 trading plan, so long as the dispositions do not exceed 200,000 shares of Common

Stock in the aggregate and (G) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, so long as the plan does not provide for the transfer of Common Stock during the Lock-Up Period; provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 5(k) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs;
     (l) prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other similar communication, except for required 8-Ks and other required filings, directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Shares, without your prior consent, provided that such press release or communication relates to the offering of the Shares, and provided further that such consent may not be further withheld;
     (m) not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;
     (n) not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
     (o) to use its reasonable best efforts to maintain the listing of the Common Stock, including the Shares, for quotation on the NASDAQ; and
     (p) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.
     6. Certain Covenants of the Selling Stockholders. Each Selling Stockholder hereby agrees:
     (a) not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the

Shares, in each case other than the Prospectus;
     (b) not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
     (c) to pay or cause to be paid all taxes, if any, on the transfer and sale of the Shares being sold by such Selling Stockholder;
     (d) to advise you promptly, and if requested by you, confirm such advice in writing, so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, of (i) any material change of which such Selling Stockholder is aware in the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole, (ii) any change in information in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, relating to such Selling Stockholder or (iii) any new material information relating to the Company or relating to any matter stated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, which comes to the attention of such Selling Stockholder; and
     (e) prior to or concurrently with the execution and delivery of this Agreement, to execute and deliver to the Underwriters a Power of Attorney, and a Lock-Up Agreement; and, prior to the time of purchase, to execute and deliver to the Underwriters a Custody Agreement.
     7. Covenant to Pay Costs. The Company agrees to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and Custody Agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v)

any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by FINRA, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company and such Selling Stockholder relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company or by such Selling Stockholder and any such consultants, (x) the cost of any aircraft chartered in connection with the road show, provided that this cost shall be shared equally between the Company and the Underwriters, and (xi) the performance of the Company’s other obligations hereunder.
     8. Reimbursement of the Underwriters’ Expenses.
     (a) If, after the execution and delivery of this Agreement, the Shares are not delivered due to the termination of this Agreement pursuant to any of Sections 9(a)-(d), 9(g), 9(i)-(l), 9(n), 9(p) and 9(q) or Sections 10(1), 10(2)(B) or 10(3) or if the sale to the underwriters of the Shares at the time of purchase or each additional time of purchase, if any, is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company shall, in addition to paying the amounts described in Section 7 hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including reasonable fees and disbursements of their counsel.
     (b) If, after the execution and delivery of this Agreement, no Shares are delivered due to the termination of this Agreement solely by reason of a Selling Stockholder’s failure to materially comply with Section 9(e) or (f), as applicable, Section 9(m) or Section 9(r), such Selling Stockholder shall reimburse the Underwriters for all of their out-of-pocket expenses, including reasonable fees and disbursements of their counsel; provided, however, that if such termination of this Agreement is due to the failure to materially comply with Section 9(e) or (f), as applicable, Section 9(m) or Section 9(r) by more than one Selling Stockholder, then the obligation to reimburse the Underwriters pursuant to this Section 8 by such breaching Selling Stockholders shall be several and not joint in such proportion as the number of Shares to be sold hereunder by each such breaching Selling Stockholder bears to the total number of Shares to be sold hereunder by all such breaching Selling Stockholders.
     9. Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and each Selling Stockholder on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company and each

Selling Stockholder of each of their respective obligations hereunder and to the following additional conditions precedent:
     (a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Vinson & Elkins LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, in substantially the form set forth in Exhibit B hereto.
     (b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Taylor Walton LLP, United Kingdom counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, in substantially the form set forth in Exhibit C hereto.
     (c) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Mijares, Angoitia, Cortés y Fuentes, S.C., Mexican counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, in substantially the form set forth in Exhibit D hereto.
     (d) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Michael Keller, General Counsel of the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, in substantially the form set forth in Exhibit E hereto.
     (e) Such Selling Stockholder controlled by TA Associates, Inc. shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Goodwin Procter LLP, counsel for such Selling Stockholder, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, in substantially the form set forth in Exhibit F hereto.
     (f) Such Selling Stockholder controlled by The CapStreet Group, LLC shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Vinson & Elkins LLP, counsel for such Selling Stockholder, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, in substantially the form set forth in Exhibit G hereto.
     (g) You shall have received from KPMG LLP a letter dated, respectively, the date of this Agreement, the date of the Prospectus Supplement, the time of purchase and,

if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter) in the forms satisfactory to Piper Jaffray and UBS, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.
     (h) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to Piper Jaffray and UBS.
     (i) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.
     (j) The Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).
     (k) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Pre-Pricing Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) the Disclosure Package shall not, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (l) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit H hereto.

     (m) Each Selling Stockholder will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate signed by each of the Selling Stockholders, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit I hereto.
     (n) You shall have received each of the signed Lock-Up Agreements referred to in Section 3(t) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.
     (o) The Company and each Selling Stockholder shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.
     (p) The Shares shall be listed for quotation on the NASDAQ at or prior to the time of purchase or the additional time of purchase, as the case may be.
     (q) FINRA shall not have raised in writing any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.
     (r) Each Selling Stockholder shall have delivered to you a duly executed Power of Attorney and a duly executed Custody Agreement, in each case substantially in the forms attached as Exhibit J and K hereto, respectively.
     10. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.
          The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of Piper Jaffray and UBS, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of Piper Jaffray and UBS, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of Piper Jaffray and UBS, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.
          If Piper Jaffray and UBS elect to terminate this Agreement as provided in this Section 10, the Company, the Selling Stockholders and each other Underwriter shall be notified promptly in writing.
          If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company or any Selling Stockholder, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company and the Selling Stockholders shall not be under any obligation or liability under this Agreement (except to the extent provided in Section 12 hereof, and with respect to the Company, Sections 7 and 8 hereof), and the Underwriters shall be under no obligation or liability to the Company or any Selling Stockholder under this Agreement (except to the extent provided in Section 12 hereof) or to one another hereunder.
     11. Increase in Underwriters’ Commitments. Subject to Sections 9 and 10 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 9 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 10 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.
          Without relieving any defaulting Underwriter from its obligations hereunder, the Company and each Selling Stockholder each agrees with the non-defaulting Underwriters that they will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).
          If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.
          The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 11 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.
          If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company or any Selling Stockholder to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or to any Selling Stockholder. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     12. Indemnity and Contribution.
     (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 12 being deemed to include any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company, which “issuer information” is required to be, or is, filed with the Commission, or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
     (b) Each Selling Stockholder severally and not jointly agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the Registration Statement or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus, in any Permitted Free Writing Prospectus or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, in each case as such document(s) relate to such Selling Stockholder, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the Prospectus, in any Permitted Free Writing Prospectus or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any; provided, however, that no Selling Stockholder shall be responsible, pursuant to this Section 12(b) for losses, damages, expenses, liabilities or claims arising out of or based upon such untrue statement or omission or allegation thereof based upon information furnished by any party other than such Selling Stockholder and, in any event, no Selling Stockholder shall be responsible, pursuant to this Section 12(b), for losses, damages, expenses, liabilities or claims for an amount in excess of the net proceeds received by such Selling Stockholder from Shares sold by such Selling Stockholder to the Underwriters pursuant hereto.
     (c) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, each Selling Stockholder and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, such Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing

Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
     (d) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company, a Selling Stockholder or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a), (b) or (c), respectively, of this Section 12, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party except to the extent that it has been substantially prejudiced as determined by a court of competent jurisdiction. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party (or, in the case such indemnifying party is a Selling Stockholder, by such Selling Stockholder or by the Representative of such Selling Stockholders in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded (based upon advice of counsel to the indemnified party) that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent (or, in the case such indemnifying party is a Selling Stockholder, without the written consent of either such Selling Stockholder or the Representative of such Selling Stockholders but, if settled with its written consent (or, in the case such indemnifying party is a Selling Stockholder, with the written consent of such Selling Stockholder or of the Representative of such Selling Stockholders, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party (or, where such indemnifying party is a Selling Stockholder, requested such Selling Stockholder or the

Representative of such Selling Stockholders to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 12(d), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party (or, where such indemnifying party is a Selling Stockholder, receipt by such Selling Stockholder or by the Representative of such Selling Stockholders of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with this Section 12(d) prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party or, where such indemnifying party is a Selling Stockholder, given such Selling Stockholder or the Representative of such Selling Stockholders at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party (or, where such indemnified party is a Selling Stockholder, the prior written consent of such Selling Stockholder or of the Representative of such Selling Stockholders, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.
     (e) If the indemnification provided for in this Section 12 is unavailable to an indemnified party under subsections (a), (b) and (c) of this Section 12 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and each Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and each Selling Stockholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and each Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by each Selling Stockholder, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company and each Selling Stockholder on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or such Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
     (f) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (e) above. Notwithstanding the provisions of this Section 12, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 12 are several in proportion to their respective underwriting commitments and not joint.
     (g) The indemnity and contribution agreements contained in this Section 12 and the covenants, warranties and representations of the Company and the Selling Stockholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company or the Selling Stockholders, their respective directors or officers or any person who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the delivery of the Shares to be sold by the Selling Stockholders pursuant hereto. The Company, the Selling Stockholders and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or a Selling Stockholder, against any of their officers or directors in connection with the sale of the Shares, or in connection with the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus.
     (h) The liability of each Selling Stockholder under (a) such Selling Stockholder’s representations and warranties contained in Section 4 hereof, (b) such

Selling Stockholder’s covenants contained in Section 6 hereof, and (c) this Section 12, in each case shall be limited to an amount equal to the net proceeds received by such Selling Stockholder from the Shares sold by the Selling Stockholder to the Underwriters. The Underwriters acknowledge and agree that the statements relating to each Selling Stockholder under the caption “Selling Stockholders” in the Prospectus constitute the only information furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any amendments or supplements thereto.
     13. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the third and fourth paragraphs under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 12 hereof.
     14. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 3250 Briarpark Drive, Suite 400, Houston, TX 77042, (facsimile: 832-308-4728), Attention: J. Chris Brewster, and, if to any Selling Stockholder, shall be sufficient in all respects if delivered or sent to any Representative of the Selling Stockholders at 3250 Briarpark Drive, Suite 400, Houston, TX 77042, (facsimile: 832-308-4728), Attention: J. Chris Brewster.
     15. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     16. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company and the Selling Stockholders each consents to the jurisdiction of such courts and personal service with respect thereto. The Company and the Selling Stockholders each hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each Selling Stockholder (on its behalf and, in the case such Selling Stockholder is not an individual, to the extent permitted by applicable law, on behalf of its partners, members, or stockholders and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Selling Stockholders each agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and each Selling Stockholder and may be enforced in any other courts to the jurisdiction of which the Company or any Selling Stockholder is or may be subject, by suit upon such judgment.
     17. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and the Selling Stockholders and to the extent provided in Section 12 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.
     18. No Fiduciary Relationship. The Company and the Selling Stockholders each hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company and the Selling Stockholders each further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company or any Selling Stockholder, their respective management, partners, members, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company or any Selling Stockholder, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Selling Stockholders each hereby confirm their understanding and agreement to that effect. The Company, the Selling Stockholders and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company or any Selling Stockholder regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company or any Selling Stockholder. The Company, the Selling Stockholders and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company or any Selling Stockholder and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Company or any Selling Stockholder with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters). The Company and the Selling Stockholders each hereby waive and release, to the fullest extent permitted by law, any claims that the Company or any Selling Stockholder may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company or any Selling Stockholder in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
     19. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.
     20. Successors and Assigns. This Agreement shall be binding upon the Underwriter and the Company and the Selling Stockholders and their successors and assigns and any successor or assign of any substantial portion of the Company’s, any Selling Stockholder’s and any of the Underwriters’ respective businesses and/or assets.
     21. Investors Agreement. Except for the provisions in Section 8, nothing in this Agreement shall be deemed to or construed to supersede or nullify the provisions of the Investors Agreement, as they are currently in effect by and among the Company and the Selling Stockholders.
     22. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

          If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Selling Stockholders and the Underwriters, severally.

Very truly yours, Cardtronics, Inc.
By:	/s/ Michael E. Keller
	Name:	Michael E. Keller
	Title:	General Counsel and Secretary

CAPSTREET II, L.P.
By:	CapStreet GP II, L.P., its General Partner

By:	The CapStreet Group, LLC, its General Partner

By:	/s/ Kathryn L. Kohlmeyer
	Name:	Kathryn L. Kohlmeyer
	Title:	Chief Financial Officer

CAPSTREET PARALLEL II, L.P.
By:	The CapStreet Group, LLC, its General Partner

By:	/s/ Kathryn L. Kohlmeyer
	Name:	Kathryn L. Kohlmeyer
	Title:	Chief Financial Officer
Signature Page to Underwriting Agreement

TA INVESTORS II, L.P.
By:	TA Associates, Inc., its General Partner

By:	/s/ Michael Wilson
	Name:	Michael Wilson
	Title:	Managing Director

TA IX, L.P.
By:	TA Associates IX LLC, its General Partner

By:	TA Associates, Inc., its Manager

By:	/s/ Michael Wilson
	Name:	Michael Wilson
	Title:	Managing Director

TA STRATEGIC PARTNERS FUND A L.P.
By:	TA Associates SPF L.P., its General Partner

By:	TA Associates, Inc., its General Partner

By:	/s/ Michael Wilson
	Name:	Michael Wilson
	Title:	Managing Director

TA STRATEGIC PARTNERS FUND B L.P.
By:	TA Associates SPF L.P., its General Partner

By:	TA Associates, Inc., its General Partner

By:	/s/ Michael Wilson
	Name:	Michael Wilson
	Title:	Managing Director

TA/ATLANTIC AND PACIFIC IV L.P.
By:	TA Associates AP IV L.P., its General Partner

By:	TA Associates, Inc., its General Partner

By:	/s/ Michael Wilson
	Name:	Michael Wilson
	Title:	Managing Director

TA/ATLANTIC AND PACIFIC V L.P.
By:	TA Associates AP V L.P., its General Partner

By:	TA Associates, Inc., its General Partner

By:	/s/ Michael Wilson
	Name:	Michael Wilson
	Title:	Managing Director

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

PIPER JAFFRAY & CO. UBS SECURITIES LLC
By:	PIPER JAFFRAY & CO.

By:	/s/ Christie L. Christina
	Name:	Christie L. Christina
	Title:	Managing Director

By:	UBS SECURITIES LLC

By:	/s/ Mike Anderson
	Name:	Mike Anderson
	Title:	Managing Director

By:	/s/ Amit Grover
	Name:	Amit Grover
	Title:	Associate Director

SCHEDULE A

Number of
Underwriter	Firm Shares
PIPER JAFFRAY	2,625,000
UBS SECURITIES LLC	2,625,000
SUNTRUST ROBINSON HUMPHREY, INC.	1,050,000
WILLIAM BLAIR & COMPANY, L.L.C.	700,000

Total	7,000,000

The purchase price per Share to be paid by the several Underwriters shall be $11.37, being an amount equal to the public offering price of $12.00 set forth on the cover page of the Final Prospectus less an underwriting discount of $0.63 per share.

A-1

SCHEDULE B
Road show slides dated March 22, 2010 used by the Company and related to the offering of the Shares.

B-1

SCHEDULE C

	Number	Number of
	of Firm	Additional
	Shares	Shares
Selling Stockholders
CapStreet II, L.P.	3,132,291	469,844
CapStreet Parallel II, L.P.	367,709	55,156
TA IX, L.P.	2,165,060	324,759
TA/Atlantic and Pacific V L.P.	866,028	129,904
TA/Atlantic and Pacific IV L.P.	373,326	55,999
TA Strategic Partners Fund A L.P.	44,342	6,651
TA Investors II, L.P.	43,294	6,494
TA Strategic Partners Fund B L.P.	7,950	1,193

Total	7,000,000	1,050,000

C-1

SCHEDULE D
Cardtronics USA, Inc.
Cardtronics Holdings, LLC
Cardtronics Limited
Bank Machine (Acquisitions) Limited
Bank Machine Limited
Green Team Services Limited
ATM National, LLC
Cardtronics de Mexico S.A. de C.V.

D-1

EXHIBIT A
Lock-Up Agreement
March ___, 2010
UBS Securities LLC
Piper Jaffray & Co.
Together with the other Underwriters
named in Schedule A to the Underwriting Agreement
referred to herein
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
          This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Cardtronics, Inc., a Delaware corporation (the “Company”), the Selling Stockholders named therein and you and the other underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”).
          In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC and Piper Jaffray & Co., (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Stock as contemplated by the Underwriting Agreement and the sale of the Common Stock to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (c) dispositions to partners, members or shareholders of the undersigned, provided that the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (d) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (e) dispositions by the executive officers and directors of the Company of shares of Common Stock for the purpose of satisfying tax liabilities associated with the vesting or exercise of awards granted pursuant to an equity plan of the Company existing as of the date hereof, provided that such dispositions shall not exceed 50,000 shares of Common Stock in the aggregate, (f) dispositions by Mr. Mike Clinard of any shares of Common Stock made under his existing trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that such dispositions shall not exceed 200,000 shares of Common Stock in the aggregate, or (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Lock-Up Period. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.
          [To be inserted for Lock-Up Agreement to be signed by the Selling Stockholders: Notwithstanding anything herein to the contrary, the preceding paragraph shall not apply to the sale of Firm Shares or Additional Shares by any Selling Stockholder to the Underwriters pursuant to the Underwriting Agreement.]
          In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of UBS Securities LLC and Piper Jaffray & Co., make any demand for, or exercise any right to require, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.
          Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs.

          The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to shares of Common Stock or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to shares of Common Stock or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such shares or other securities.
* * *

          If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

EXHIBIT A-1
LIST OF PARTIES TO EXECUTE LOCK-UP AGREEMENTS

Name	Position

1. J. Tim Arnoult	Director

2. Robert Barone	Director

3. J. Chris Brewster	Chief Financial Officer

4. Michael Clinard	President of Global Services

5. Jorge Diaz	Director

6. Fred Lummis	Director

7. Dennis Lynch	Director

8. G. Patrick Phillips	Director

9. Steven Rathgaber	Chief Executive Officer, Director

10. Carleton K. “Tres” Thompson, III	Chief Accounting Officer

11. Rick Updyke	President of Global Development

12. Michael Wilson	Director

A-1-1

EXHIBIT B
OPINION OF VINSON & ELKINS LLP (AS COUNSEL FOR THE COMPANY)
     On the basis of the foregoing, and subject to the limitations and qualifications hereinafter set forth, we are of the opinion that:
(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus; each of the domestic Subsidiaries is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation, or organization and with corporate or limited liability power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus; the Company and each of the domestic Subsidiaries has been duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction listed on Schedule I to this opinion, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.
(ii) The Company has authorized and outstanding capital stock as set forth under the captions “Capitalization” and “Description of Common Stock” in the Prospectus; all of the Shares to be sold pursuant to the Underwriting Agreement conform to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; and the Shares to be sold pursuant to the Underwriting Agreement have been duly authorized by the Company and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by the Underwriting Agreement.
(iii) Except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock arising under any agreement or instrument filed as an exhibit to the Registration Statement; and except as described in the Registration Statement, the Disclosure Package and the Prospectus, no holder of any securities of the Company or any other person has the right (other than pursuant to the Investors Agreement) to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.
(iv) The Registration Statement has become effective under the Act and, to our knowledge, no stop order proceedings with respect thereto and no proceeding for that purpose or pursuant to

Section 8A of the Act have been instituted or are pending or threatened by the Commission under the Act.
(v) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that we express no opinion as to the financial statements and related schedules therein).
(vi) The statements under the captions “Description of Common Stock,” and “Material United States Federal Tax Considerations for Non-U.S. Holders” in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, accurately summarize in all material respects the information called for with respect to such documents and matters.
(vii) The execution and delivery of the Underwriting Agreement by the Company and the consummation of the transactions contemplated therein by the Company: (a) do not and will not violate any of the terms or provisions of the charter or by-laws of the Company, (b) do not and will not result in a breach of, or default under, any of the terms or provisions of any agreement or instrument filed as an exhibit to the Registration Statement, or (c) will not result in any violation of the laws of the State of Texas, New York or federal laws of the United States of America, or, to our knowledge, any administrative regulation or administrative or court decree applicable to the Company or any subsidiary; except in the case of clauses (b) and (c) for such breaches, violations or defaults which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect; and provided, however, that we express no opinion in this clause (c) with respect to violation of any provision of United States federal securities laws, state securities laws, rules or regulations or any state or federal anti-fraud statute, rule or regulation or the rules and regulations of the Financial Industry Regulatory Authority, Inc.
(viii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.
(ix) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary to be obtained or made by the Company under the Delaware General Corporation Law, the laws of the state of Texas and the federal laws of the United States of America in connection with the execution and delivery of the Underwriting Agreement and the consummation of the transactions therein contemplated (other than as may be required by FINRA or as required by State securities and blue sky laws as to which we express no opinion) except such as have been obtained or made.
(x) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by the Underwriting Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an “investment company” under the 1940 Act.

     We have participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accountants of the Company and your representatives, at which the contents of the Registration Statement, the Disclosure Package, the Prospectus and related matters were discussed. Although we have not independently verified, are not passing upon and are not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Disclosure Package and the Prospectus (except to the extent specified in paragraphs (ii) and (vi) above), we advise you that, based on the foregoing, no facts have come to our attention that lead us to believe that:
(a) the Registration Statement, at the time it became effective under the Act, contained an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(b) the Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
(c) the Prospectus on the date it was filed pursuant to the rules and regulations of the Commission and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
it being understood that we express no statement or belief in this letter with respect to the historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or any other financial or accounting information, included in, or excluded from, the Registration Statement or the Prospectus or the Disclosure Package.

EXHIBIT C
OPINION OF TAYLOR WALTON LLP

Piper Jaffray & Co.
UBS Securities LLC
As Managing Underwriters
(together “the Underwriters”)
c/o UBS Securities LLC
299 Park Avenue	Our Ref:	JNB1/CAR00682/00003
New York	Doc Id:	1
New York 10171-0026
U.S.A.
	Email:	jeremy.brockis@taylorwalton.co.uk
[     ] March 2010
Dear Sirs
Re:	Bank Machine Limited (“Bank Machine”) Green Team Services Limited (“Green Team”)
At the request of Cardtronics, Inc (“Cardtronics”), we have been requested to provide you with our legal opinion in respect of the corporate capacity of Bank Machine and Green Team (together “the Companies”) in connection with the proposed secondary offering of 6 million shares of existing common stock in Cardtronics, Inc. by selling stockholders (“the Secondary Offering”).
1	BASIS OF OPINION

1.1	For the purposes of giving this opinion (“our Opinion”) we have examined:
1.1.1	the online records maintained by the Registrar of Companies for England and Wales based at Companies House in Cardiff (“Companies House”) and, in particular, copies of:

(a)	the Certificate of Incorporation of Bank Machine dated 30th July 1998 (under the name Euronet Services (UK) Limited);

(b)	the Certificate of Incorporation on Change of Name of Bank Machine dated 20th January 2003 (changing the name to Bank Machine Limited);

(c)	the Memorandum of Association of Bank Machine, as amended on 16th January 2003; and

(d)	the Articles of Association of Bank Machine adopted on 17th May 2005.
1.1.2	an email sent by Ronald Joseph Delnevo, a director of Bank Machine, at [TIME] on [26] March 2010 to Jeremy Brockis at Taylor Walton LLP confirming that:
(a)	the copy documents emailed to him by Jeremy Brockis at [TIME] on [26] March 2010 are true, complete and accurate copies of the Certificate of Incorporation of Bank Machine dated 30th July 1998, the Certificate of Incorporation on Change of Name of Bank Machine dated 20th January 2003, the Memorandum of Association of Bank Machine as amended on 16th January 2003, and the Articles of Association of Bank Machine adopted on 17th May 2005; and

(b)	such copies of the Memorandum and Articles of Association of Bank Machine are copies of the complete and up-to-date Memorandum and Articles of Association of Bank Machine;
1.1.3	an email from Ronald Joseph Delnevo, a director of Bank Machine, sent to Jeremy Brockis at Taylor Walton LLP at [TIME] on [26] March 2010 confirming that the business of Bank Machine as currently carried on consists of the installation, operation and management of automated teller machines on the premises of third parties throughout the United Kingdom (“the Bank Machine Business Confirmation”);

1.1.4	the online records maintained by the Registrar of Companies of England and Wales based at Companies House at Cardiff (“Companies House”) and, in particular, copies of:
(a)	the Certificate of Incorporation of Green Team dated 22nd August 2007 (under the name Eastern Trading Corporation Limited);

(b)	the Certificate of Incorporation on Change of Name of Green Team dated 22nd October 2007 (changing the name to Green Team Services Limited);

(c)	the Memorandum of Association of Green Team, as amended on 8th October 2007; and

(d)	the Articles of Association of Green Team adopted on 8th October 2007.
1.1.5	an email sent by Ronald Joseph Delnevo, a director of Green Team, at [TIME] on [26] March 2010 to Jeremy Brockis at Taylor Walton LLP confirming that:
(a)	the copy documents emailed to him by Jeremy Brockis at [TIME] on [26] March 2010 are true, complete and accurate copies of the Certificate of Incorporation of Green Team dated 22nd August 2007, the Certificate of Incorporation on Change of Name of Green Team dated 22nd October 2007, the Memorandum of Association of Green Team as amended on 8th October 2007, and the Articles of Association of Green Team adopted on 8th October 2007; and

(b)	such copies of the Memorandum and Articles of Association of Green Team are copies of the complete and up-to-date Memorandum and Articles of Association of Green Team;
1.1.6	an email from Ronald Joseph Delnevo, a director of Green Team, sent to Jeremy Brockis at Taylor Walton LLP at [TIME] on [26] March 2010 confirming that the business of Green Team as currently carried on consists of the provision of secure cash-in-transit services (“the Green Team Business Confirmation”);

1.1.7	[Ronald Joseph Delnevo, a director of Bank Machine, sent to Jeremy Brockis at Taylor Walton LLP at [TIME] on [26] March 2010 confirming that Bank Machine is a member of the British Security Industry Association and that appropriate procedures are in place to ensure that those employees of Bank Machine and Green Team who are required by the Security Industry Authority to be licensed under the Private Security Industry Act 2001 are so licensed (“the Security Confirmation”)];

1.1.8	a telephone search at the Central Registry of Winding Up Petitions at [15:20] on [25] March 2010 confirming that no winding up petition has been filed in respect of either of the Companies (“the Telephone Search”);

1.1.9	such other records and documents as we have considered necessary or desirable.
1.2	We have made no searches or enquiries concerning, and we have not examined any contracts, instruments or documents entered into by or affecting the Companies or any other person, or any corporate records of the Companies or any other person, save for those searches, enquiries, instruments, documents or corporate records specified as being made or examined in our Opinion.

1.3	We express no opinion and make no representation or warranty as to any matter of fact. Furthermore, we have not been responsible for the investigation or verification of the facts or the reasonableness of any assumption or statements of opinion contained or represented by the Companies nor have we attempted to determine whether any material facts have been omitted therefrom.

1.4	We have not investigated the laws of any country other than England and Wales. Our Opinion is given only with respect to the laws of England and Wales in effect as at the date of our Opinion and is based on legislation published, and cases fully reported, before that date. We have assumed, without enquiry, that there is nothing in the laws of any other jurisdiction which would or might affect our opinion as stated herein.

1.5	Our Opinion is to be construed in accordance with and governed by the laws of England and Wales.

1.6	Our Opinion is delivered in connection with the Secondary Offering and does not extend to, and is not to be read as extending by implication to, any other matter. It is only for the use of the Underwriters on their own behalf and their legal advisers and it may not be relied upon by any other person, firm or corporation whatsoever, or used for any other purpose, or quoted or referred to in any public document, or filed with any government agency or other person, nor may its existence or contents be disclosed to any other person, firm or corporation without, in any such case, our written consent.

1.7	The opinion speaks as of the date hereof. We assume no obligation to update the opinions set forth in this letter.

2	ASSUMPTIONS

For the purposes of giving our Opinion, we have assumed:

2.1	the genuineness of all signatures and seals;

2.2	the authenticity and completeness of all documents submitted to us as originals, and the completeness of the records maintained at Companies House;

2.3	the completeness and the conformity to originals of all documents supplied to us by Companies House as downloadable documents and the authenticity of the originals of such documents;

2.4	that the records maintained by Companies House and available for our inspection online as at the date of our Opinion are accurate, complete and up-to-date in all respects;

2.5	that the representations and warranties respectively made and given in the Bank Machine Business Confirmation, the Green Team Business Confirmation and the Security Confirmation are true and correct in all respects as at the date of our Opinion;

2.6	that the information disclosed by the Telephone Search was accurate as of the date the Telephone Search was made and has not been altered, and that the Telephone Search did not fail to disclose any information which had been delivered for filing but did not appear from the information available at the time it was made, or which ought to have been filed at that time but had not been so filed, and that no additional matters would have been disclosed by any similar search being carried out since that time;

2.7	the absence of fraud and the presence of good faith on the part of Cardtronics and the Companies and their respective officers, employees, agents and advisers;

2.8	that (a) both of the Companies are fully solvent at the time of and immediately following the execution and delivery of our Opinion; (b) neither of the Companies will be insolvent as a consequence of doing any act or thing which the Secondary Offering contemplates, permits or requires either Company to do; (c) no resolution or petition for the appointment of a liquidator or administrator has been passed or presented in relation to either of the Companies; and (d) no receiver has been appointed in relation to any of the assets or undertaking of either of the Companies; and

2.9	that there is or are no factual information or documents possessed or discoverable by persons other than ourselves of which we are not aware but of which we should be aware for the purposes of our Opinion.

3	OPINION

Based upon and subject to the foregoing and subject to the qualifications set out in this letter and to any matter not disclosed to us, we are of the opinion that, so far as the laws of England and Wales are concerned, both of the Companies have been duly incorporated and are validly subsisting in England and Wales as limited liability companies registered under the laws of England and Wales. Both of the Companies have corporate power and authority to own or lease property and to conduct the business of:
(i)	in the case of Bank Machine, the installation, operation and management of automated teller machines on the premises of third parties (“the BM Business”) throughout England and Wales; and

(ii)	in the case of Green Team, the provision of secure cash-in-transit services (“the GT Business”).
For the purposes of the laws of England and Wales, the Companies are respectively duly qualified to transact the BM Business and the GT Business in all jurisdictions in which the conduct of the Business requires such qualification, or in which the failure to qualify would have a materially adverse effect upon such Business, in any and every such case subject to the laws of those jurisdictions.
4	QUALIFICATIONS

Our Opinion is subject to the following qualifications:

4.1	Our Opinion at paragraph 3 should be read subject to the qualifications that:
(i)	a search at Companies House is not capable of revealing whether or not a winding up petition or an application for the appointment of an administrator has been presented; and

(ii)	a search at the Central Registry of Winding up Petitions is not capable of revealing whether or not a receiver has been appointed.
Whilst each of the making of a winding up order, the making of an order for the appointment of an administrator, and the appointment of a receiver, may be revealed by a search at Companies House it may not be filed at Companies House immediately. Therefore our examination of the online records at Companies House may not have revealed such matters.

4.2	This Opinion is to be construed in accordance with and governed by the laws of England and Wales. It is delivered in connection with the Secondary Offering and is strictly limited to the matters stated herein and does not extend to, and is not to be read as extending by implication to, any other matter. It is only for the use of the Underwriters on their own behalf and their legal advisers and it may not be relied upon by any other person, or used for any other purpose, or quoted or referred to in any public document, or filed with any government agency or other person, nor may its existence or contents be disclosed to any other person without, in any such case, our written consent.

4.3	The aggregate liability of the Firm for the aggregate of all losses or damages (including interest thereon if any) and costs suffered or incurred, directly or indirectly, by the addressees of this letter (together with such other parties whom the Firm and such original addressees have agreed may have the benefit of and rely upon our Opinion on the terms hereof) (together “Addressees”) under or in connection with our Opinion or its subject matter (as the same may be amended or varied), and any matter ancillary thereto, including as a result of breach of contract, breach of statutory duty, tort (including negligence), or any other act or omission by the Firm, will be limited to US $12 million. For the purposes of this letter, reference to “the Firm” shall mean reference to Taylor Walton LLP, its members, agents and employees or any of them.

4.4	Where there is more than one Addressee the limit of liability as specified in paragraph 4.3 above will be allocated between the Addressees. It is agreed that such allocation shall be entirely a matter for the Addressees, who shall be under no obligation to inform the Firm of it, provided always that if (for whatever reason) no such allocation is agreed, no Addressee shall dispute the validity, enforceability or operation of the limit of liability on the ground that no such allocation was agreed.

4.5	The Addressees agree not to bring any claim in respect of loss or damage suffered by them out of or in connection with our Opinion against any of our members or employees. This restriction will not operate to limit or exclude the liability of Taylor Walton LLP for the acts or omissions of any member or employee. It is agreed that any member or employee will have the right to enforce this paragraph 4.5 pursuant to the Contracts (Rights of Third Parties) Act 1999.

4.6	Nothing in paragraphs 4.3 to 4.5 (inclusive) shall seek to limit or restrict liability of the Firm for any losses, damages or costs arising from the fraud or dishonesty of the Firm, or in respect of liabilities which cannot lawfully be limited or excluded.

EXHIBIT D
OPINION OF MIJARES, ANGOITIA, CORTES Y FUENTES, S.C.
[_], 2010
Piper Jaffray & Co.
UBS Securities LLC
    as Managing Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
     We have acted as special Mexican counsel to Cardtronics México, S.A. de C.V. (the “Company”) in connection with corporate matters governed by Mexican law. This opinion is being furnished to you pursuant to Section 9(c) of the Underwriting Agreement dated March [_], 2010, by and among Cardtronics, Inc., a Delaware corporation (“Cardtronics”), the persons or entities identified as Selling Stockholder in Schedule C attached thereto (the “Selling Stockholders”), and the underwriters named in Schedule A attached thereto (the “Underwriters”), with respect to the sale by the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 6,000,000 shares of common stock, $0.0001 par value per share, of Cardtronics and up to 900,000 additional shares that may be purchased from such Selling Stockholders if the Underwriters exercise their over-allotment option (the “Underwriting Agreement”).
     In connection with the opinion expressed below, we have reviewed:
(1)	the deed of incorporation and the current by-laws (estatutos sociales) of the Company; and

(2)	such other corporate documents related with the Company as we have deemed relevant or appropriate in connection with the granting of this opinion.
     We are licensed to practice law in United Mexican States (“Mexico”) and express no opinion as to any laws other than the laws of Mexico applicable as of the date hereof, we have assumed that there is nothing in any other law that affects our opinion, which is delivered based upon Mexican law. In particular, we have made no independent investigation of the laws of the United States of America or any state or other political subdivision thereof or therein as a basis for the opinions stated herein and do not express or imply any opinion on or based on such laws.

D-1

     Based upon and subject to the foregoing and to the further qualifications set forth below, we are of the opinion that:
(a)	The Company is duly organized and is validly existing as a corporation under the laws of Mexico;

(b)	The Company is registered with the Public Registry of Commerce of the Federal District of Mexico, with corporate power and authority to own or lease its properties and conduct its business as it is currently being conducted; and

(c)	The Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, or in which the failure to qualify would not have a materially adverse effect upon the business of the Company.
     This opinion is rendered by us as Mexican counsel based on the legal provisions applicable in Mexico as of the date hereof. We assume no obligation to supplement this opinion if any Mexican law changes after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof. The opinions expressed herein shall be effective only as of the effective date of this opinion letter.
     Furthermore, this opinion is addressed to you solely for your benefit in connection with the Underwriting Agreement and it is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our prior written consent.

D-2

EXHIBIT E
OPINION OF MICHAEL KELLER
April ___, 2010
Piper Jaffray & Co.
UBS Securities LLC
   as Managing Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
1.	I am the General Counsel of Cardtronics, Inc.

2.	I am an active member in good standing of the Bar of the State of Texas.

3.	In response to requests made by representatives of the Underwriters, I have made available to the Underwriters’ counsel for their review, inspection and copying documents responsive to their requests and further made myself available to the Underwriters’ counsel for questioning with regard to not only the documents produced in response their requests, but also with respect to those requests for which we had no responsive documents.

4.	Each of the domestic Subsidiaries has been duly incorporated or formed and the issued and outstanding shares of the capital stock of each of the Subsidiaries has been duly authorized and validly issued and, with the exception of Cardtronics Mexico, are fully owned by the Company or a Subsidiary; and, to my knowledge, the outstanding stock of each subsidiary is owned free and clear of all liens, encumbrances and equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into any shares of capital stock or ownership of the Subsidiaries are outstanding.

5.	To my knowledge, all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

6.	To my knowledge there are no material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries except as set forth in the Disclosure Package and the Prospectus.

E-1

7.	Neither the Company nor any Subsidiary is in violation of its charter, by-laws, or limited liability company agreement or, to my knowledge, any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary or is in default (or, without the giving of notice or lapse of time, would be in default) (“Default”) in the performance or observance of any obligation, agreement, covenant or condition contained in any material indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other material instrument to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject, except in each case for such violations or Defaults as would not, individually or in the aggregate, result in a material adverse change in the financial condition of the Company and its Subsidiaries, considered as one entity.
               The foregoing opinions are limited to matters involving the Delaware General Corporation Law, the Revised Uniform Limited Partnership Act and the Limited Liability Company Act of the State of Delaware, laws of the State of Texas and the federal laws of the United States of America. This letter is being furnished to the Underwriters in connection with the proposed purchase by the Underwriters of the Firm Shares on the date hereof in accordance with the Underwriting Agreement and may not be relied on by any other person for any other purpose. No other use or distribution of this letter may be made without our prior written consent. This letter speaks as of the date hereof, and I disclaim any obligation to update it.
As used herein, (A) “Disclosure Package” means the Pre-Pricing Prospectus together with the Permitted Free Writing Prospectuses attached hereto as Annex A, (B) “Applicable Time” means [___] [“A.M.” / “P.M.”], New York City time, on [___], and (C) “Pricing Information” means (i) the aggregate number of Shares offered for sale pursuant to the Prospectus and the number of such Shares being offered by each of the Selling Stockholders and (ii) the public offering price per Share, in the case of each of clause (C)(i) and clause (C)(ii), as reflected on the cover page of the Prospectus Supplement.
Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

E-2

EXHIBIT F
OPINION OF GOODWIN PROCTOR LLP
[                ], 2010
Piper Jaffray & Co.
UBS Securities LLC
   as Managing Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
We have acted as counsel for the investment funds affiliated with TA Associates, Inc. named as Selling Stockholders in the Underwriting Agreement (the “Selling Stockholders”) in connection with the sale to the Underwriters (as defined below) by the Selling Stockholders of up to [—] shares (the “Shares”) of Common Stock of Cardtronics, Inc., a Delaware corporation (the “Company”), par value $0.0001 per share. We are furnishing this opinion letter to you and the Underwriters listed on Schedule A to the Underwriting Agreement, for whom you are acting as Representative (the “Underwriters”), pursuant to Section 9(c) of the Underwriting Agreement, dated as of [___], 2010 (the “Underwriting Agreement”), among the Company, the Underwriters and the Selling Stockholders. Capitalized terms that are defined in the Underwriting Agreement and not otherwise defined in this opinion letter are used in this opinion letter as they are defined in the Underwriting Agreement.
We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on representations made in the Underwriting Agreement, and certificates and other inquiries of the Selling Stockholders.
The opinions set forth below are limited to New York law, the Delaware General Corporation Law and the federal law of the United States. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “Blue Sky” laws, or (ii) state or federal antifraud laws.
Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:
     1. The Underwriting Agreement, the [Irrevocable Power of Attorney], dated as of ___, 2010, executed by each Selling Stockholder (the “Power of Attorney”), and the [Stock Custody Agreement], dated as of ___, 2010, by and among ___, as custodian, the Company and the Selling Stockholders (the “Custody Agreement”), have been duly authorized by each Selling Stockholder and have

F-1

been duly executed and delivered by or on behalf of each Selling Stockholder, and the Power of Attorney and the Custody Agreement constitute valid and binding agreements of each Selling Stockholder, enforceable against such Selling Stockholder in accordance with their terms.
     2. As of the time immediately preceding the time of delivery of the Shares to be sold to the Underwriters, each Selling Stockholder had the power to enter into the Underwriting Agreement, the Power of Attorney and the Custody Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder pursuant thereto.
     3. The sale of the Shares and the execution, delivery and performance of the Underwriting Agreement, the Power of Attorney and the Custody Agreement by each Selling Stockholder do not: (a) violate the provisions of the organizational documents of such Selling Stockholder, (b) violate the Delaware General Corporation Law, or any New York or federal statute, rule or regulation, and (c) with respect to each Selling Stockholder, will not result in a breach of, or constitute a default under , any of the agreements listed on Schedule A to this opinion letter to which such Selling Stockholder is a party.
     4. Assuming that The Depository Trust Company (“DTC”) indicates by book entry that the Shares to be sold by the Selling Stockholders are credited to the securities accounts of each Underwriter maintained with DTC and each Underwriter makes payment for such Shares as provided in the Underwriting Agreement, in each case without notice of any adverse claim (within the meaning of Sections 8-105 and 8-502 of the New York Uniform Commercial Code (the “UCC”), such Underwriter will acquire a security entitlement (as that term is defined in the UCC) with respect to the Shares credited to its securities account and no action based on an adverse claim (within the meaning of Section 8-502 of the UCC) may be asserted against such Underwriter with respect to such Shares.
The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.
We express no opinion as to the validity, binding effect and enforceability of provisions in the Power of Attorney and Custody Agreement relating to the choice of forum for resolving disputes.
This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).
This opinion letter is being furnished by us solely for the benefit of the several Underwriters as underwriters in connection with the sale to them of the Shares, and neither it nor the opinions it contains may be relied for any other purpose or by anyone else.

F-2

EXHIBIT G
OPINION OF VINSON & ELKINS LLP (AS COUNSEL FOR THE SELLING
STOCKHOLDER)
[                ], 2010
Piper Jaffray & Co.
UBS Securities LLC
    as Managing Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
We have acted as counsel for the investment funds affiliated with The CapStreet Group, L.L.C. named as Selling Stockholders in the Underwriting Agreement (the “Selling Stockholders”) in connection with the sale to the Underwriters (as defined below) by the Selling Stockholders of up to 7,000,000 shares (the “Shares”) of Common Stock of Cardtronics, Inc., a Delaware corporation (the “Company”), par value $0.0001 per share. We are furnishing this opinion letter to you and the Underwriters listed on Schedule A to the Underwriting Agreement, for whom you are acting as Representative (the “Underwriters”), pursuant to Section 9(c) of the Underwriting Agreement, dated as of [___], 2010 (the “Underwriting Agreement”), among the Company, the Underwriters and the Selling Stockholders. Capitalized terms that are defined in the Underwriting Agreement and not otherwise defined in this opinion letter are used in this opinion letter as they are defined in the Underwriting Agreement.
We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on representations made in the Underwriting Agreement, and certificates and other inquiries of the Selling Stockholders.
The opinions set forth below are limited to New York law, the Delaware General Corporation Law and the federal law of the United States. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “Blue Sky” laws, or (ii) state or federal antifraud laws.
Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:
     1. The Underwriting Agreement, the [Irrevocable Power of Attorney], dated as of ___, 2010, executed by each Selling Stockholder (the “Power of Attorney”), and the [Stock Custody Agreement], dated as of ___, 2010, by and among

                    , as custodian, the Company and the Selling Stockholders (the “Custody Agreement”), have been duly authorized by each Selling Stockholder and have been duly executed and delivered by or on behalf of each Selling Stockholder, and the Power of Attorney and the Custody Agreement constitute valid and binding agreements of each Selling Stockholder, enforceable against such Selling Stockholder in accordance with their terms.
     2. As of the time immediately preceding the time of delivery of the Shares to be sold to the Underwriters, each Selling Stockholder had the power to enter into the Underwriting Agreement, the Power of Attorney and the Custody Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder pursuant thereto.
     3. The sale of the Shares and the execution, delivery and performance of the Underwriting Agreement, the Power of Attorney and the Custody Agreement by each Selling Stockholder do not: (a) violate the provisions of the organizational documents of such Selling Stockholder, (b) violate the Delaware General Corporation Law, or any New York or federal statute, rule or regulation, and (c) with respect to each Selling Stockholder, will not result in a breach of, or constitute a default under , any of the agreements listed on Schedule A to this opinion letter to which such Selling Stockholder is a party.
     4. Assuming that The Depository Trust Company (“DTC”) indicates by book entry that the Shares to be sold by the Selling Stockholders are credited to the securities accounts of each Underwriter maintained with DTC and each Underwriter makes payment for such Shares as provided in the Underwriting Agreement, in each case without notice of any adverse claim (within the meaning of Sections 8-105 and 8-502 of the New York Uniform Commercial Code (the “UCC”), such Underwriter will acquire a security entitlement (as that term is defined in the UCC) with respect to the Shares credited to its securities account and no action based on an adverse claim (within the meaning of Section 8-502 of the UCC) may be asserted against such Underwriter with respect to such Shares.
The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.
We express no opinion as to the validity, binding effect and enforceability of provisions in the Power of Attorney and Custody Agreement relating to the choice of forum for resolving disputes.
This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).
This opinion letter is being furnished by us solely for the benefit of the several Underwriters as underwriters in connection with the sale to them of the Shares, and neither it nor the opinions it contains may be relied for any other purpose or by anyone else.

EXHIBIT H
CARDTRONICS, INC.
Officers’ Certificate
          Each of the undersigned, Steven A. Rathgaber, “President and Chief Executive Officer” of Cardtronics, Inc., a Delaware corporation (the “Company”), and J. Chris Brewster, “Chief Financial Officer” of the Company, on behalf of the Company, does hereby certify pursuant to Section 9(l) of that certain Underwriting Agreement, dated as of March [•], 2010 (the “Underwriting Agreement”) among the Company, the Selling Stockholders named therein and, as representatives of the several Underwriters named therein, Piper Jaffray & Co. and UBS Securities LLC, that as of April [•], 2010:
1.	He has reviewed the Registration Statement, each Pre-Pricing Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

2.	The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4.	The conditions set forth in paragraph (k) of Section 9 of the Underwriting Agreement have been met.
                    Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.
[Signature Page Follows]

H-1

     IN WITNESS WHEREOF, the undersigned have executed this Certificate this ___ day of April, 2010.

Steven A. Rathgaber
President and Chief Executive Officer

J. Chris Brewster
Chief Financial Officer

H-2

EXHIBIT I
CERTIFICATE OF TA ENTITIES
          The undersigned, TA IX, L.P., TA/Atlantic and Pacific V L.P., TA/Atlantic and Pacific IV L.P., TA Strategic Partners Fund A L.P., TA Strategic Partners Fund B L.P. and TA Investors II, L.P. (the “TA Entities”), do hereby certify pursuant to Section 9(m) of that certain Underwriting Agreement dated March [•], 2010 (the “Underwriting Agreement”) among the Company, the Selling Stockholders named therein, and the Underwriters named therein, that as of April [•], 2010:
1.	The TA Entities have reviewed the Registration Statement, each Pre-Pricing Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

2.	The representations and warranties of the TA Entities as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	The TA Entities have performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.
     Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate this       day of April, 2010.

TA Investors II, L.P.
By:	TA Associates, Inc., its General Partner

By:
Name:
Title:

TA IX, L.P.
By:	TA Associates IX LLC, its General Partner

By:	TA Associates, Inc., its Manager

By:
Name:
Title:

TA Strategic Partners Fund A L.P.
By:	TA Associates SPF L.P., its General Partner

By:	TA Associates, Inc., its General Partner

By:
Name:
Title:

TA Strategic Partners Fund B L.P.
By:	TA Associates SPF L.P., its General Partner

By:	TA Associates, Inc., its General Partner

By:
Name:
Title:

TA/Atlantic and Pacific IV L.P.
By:	TA Associates AP IV L.P., its General Partner

By:	TA Associates, Inc., its General Partner

By:
Name:
Title:

TA Atlantic and Pacific V L.P.
By:	TA Associates AP V L.P., its General Partner

By:	TA Associates, Inc., its General Partner

By:
Name:
Title:

CERTIFICATE OF CAPSTREET ENTITIES
          The undersigned, CapStreet II, L.P. and CapStreet Parallel II, L.P. (the “CapStreet Entities”), do hereby certify pursuant to Section 9(m) of that certain Underwriting Agreement dated March [•], 2010 (the “Underwriting Agreement”) among the Company, the Selling Stockholders named therein, and the Underwriters named therein, that as of April [•], 2010:
1.	The CapStreet Entities have reviewed the Registration Statement, each Pre-Pricing Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

2.	The representations and warranties of the CapStreet Entities as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	The CapStreet Entities have performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.
     Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate this ___ day of April, 2010.

CapStreet II, L.P.
By:	CapStreet GP II, L.P., its General Partner

By:	The CapStreet Group, LLC, its General Partner

By:
Name:
Title:

CapStreet Parallel II, L.P.
By:	The CapStreet Group, LLC, its General Partner

By:
Name:
Title:

EXHIBIT J
POWER OF ATTORNEY
Cardtronics, Inc.
COMMON SHARES
J. Chris Brewster
Michael Keller
c/o Cardtronics, Inc.
3110 Hayes Road, Suite 300
Houston, Texas 77082
Ladies and Gentlemen:
     The undersigned understands that Cardtronics, Inc., a Delaware corporation (the “Company”), has filed a Preliminary Prospectus Supplement (the “Prospectus Supplement”) relating to a proposed secondary offering (the “Secondary Offering”) by the undersigned (the “Selling Stockholder”), and certain other selling stockholders of the Company (the “Other Selling Stockholders”) of shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), to certain underwriters (the “Underwriters”) represented by Piper Jaffray & Co. and UBS Securities LLC (collectively, the “Representatives”) pursuant to the Underwriting Agreement referred to below, and that the Underwriters propose to offer and sell such Shares to the public. It is understood that at this time there is no commitment on the part of the Underwriters to purchase any Shares and no assurance that an offering of Shares will take place. The proposed Secondary Offering is being made pursuant to a shelf registration statement, as amended (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “Commission”) and effective as of March 11, 2010, and the related Prospectus Supplement.
     The Selling Stockholder desires to sell certain Shares and such Shares are included among the Shares covered by the Prospectus Supplement. The maximum number of Shares that the Selling Stockholder desires to sell, including Shares to be sold to cover over-allotments, is set forth beneath the signature of the Selling Stockholder below.
     Concurrently with the execution and delivery of this Power of Attorney, the Selling Stockholder is also executing and delivering a Custody Agreement in substantially the form attached as Attachment A (the “Custody Agreement”) pursuant to which certificates for at least the number of Shares to be sold by the Selling Stockholder are being deposited with the Wells Fargo Bank, National Association, as custodian (the “Custodian”).
     1. In connection with the foregoing, the Selling Stockholder hereby makes, constitutes and appoints you (the “Committee”), and each person who is a member of the Committee (each, a “Member”), and each of their respective substitutes under Section 3 hereof, the true and lawful attorneys-in-fact of the Selling Stockholder and each of them with full power and authority, in the name and on behalf of the Selling Stockholder:
     (a) To negotiate, determine and agree upon (i) the price at which the Shares will be initially offered to the public by the Underwriters pursuant to the Underwriting Agreement, as hereinafter defined, (ii) the underwriting discount with respect to the Shares and (iii) the price at which the Shares will be sold to the Underwriters by the Selling Stockholder pursuant to the Underwriting Agreement;
     (b) For the purpose of effecting the sale of the Shares, to prepare, execute and deliver an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, the Selling Stockholder, the Other Selling Stockholders and the Representatives, substantially in the form of the draft dated March [•], 2010, delivered to the Selling Stockholder herewith, receipt of which is acknowledged, but with such insertions, changes, additions or deletions as the Committee shall approve, such approval to be conclusively evidenced by the execution and delivery of the Underwriting Agreement by the Committee or any Member thereof, including the making of all representations and agreements provided in the Underwriting Agreement to be made by, and the exercise of all authority thereunder vested in, the Selling Stockholder;
     (c) To endorse, transfer and deliver certificates representing the Shares to or on the order of the Representatives or to their nominee or nominees, to accept and acknowledge receipt of the payment of the purchase price for the Shares and promptly deposit such proceeds with the Custodian and to give such orders and instructions to the Custodian and the Company as the Committee or any Member thereof may in its sole discretion determine with respect to (i) the transfer on the books of the Company of the Shares in order to effect such sale (including the names in which new certificates for such Shares are to be issued and the denominations thereof or the exchange of certificates for book-entry security entitlements), (ii) the delivery to or for the account of the Representatives of the certificates or the book-entry security entitlements representing the Shares against receipt by the Custodian for the account of the Selling Stockholder of the full purchase price to be paid therefor, (iii) the remittance to the Selling Stockholder of the proceeds (net of the underwriting discount) from any sale of the Shares and (iv) the return to the Selling Stockholder of certificates representing the number of the Shares (if any) deposited with the Custodian but not sold by the Underwriters pursuant to the Underwriting Agreement;
     (d) To take for the Selling Stockholder all steps deemed necessary or advisable by the Committee in connection with the registration of the Shares under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the securities or “blue sky” laws of various states and jurisdictions, including, without limitation, the giving or making of undertakings, representations and agreements, and the filing of amendments to the Registration Statement;
     (e) To join the Company in withdrawing the Registration Statement if the Company should desire to withdraw such registration;
     (f) To retain legal counsel in connection with any and all matters referred to herein (which counsel may, but need not, be counsel for the Company);
     (g) To execute and deliver any amendment to the Custody Agreement;
     (h) If necessary, to endorse (in blank or otherwise) on behalf of the Selling Stockholder the certificate or certificates representing the Shares;
     (i) To make, acknowledge, verify and file on behalf of the undersigned applications, consents to service of process and such other documents, undertakings or reports as may be required by law with state commissioners or officers administering state securities laws;
     (j) To make, execute, acknowledge, verify, deliver and file all such other applications, consents to service of process, undertakings, reports, contracts, powers of attorney, orders, receipts, notices, requests, instructions, certificates, letters and other writings, including communications to the Commission and amendments to the Underwriting Agreement, as may be required to facilitate the offer and sale of the Shares and, in general, to do all things and to take all action that the Committee or any Member thereof in its sole discretion may consider necessary or proper or deem advisable or desirable in connection with or to carry out the aforesaid sale of the Shares to the Underwriters and the public offering thereof, as fully as could the Selling Stockholder if personally present and acting.
     2. This Power of Attorney and all authority conferred hereby is granted and conferred subject to and in consideration of the interests of the Committee or any Member thereof, the Company, the Selling Stockholder, the Other Selling Stockholders, the Underwriters and the Representatives and, for the purpose of completing the transactions contemplated by the Underwriting Agreement, this Power of Attorney and all authority conferred hereby shall be irrevocable prior to [June 30], 2010 (the “Termination Date”) and shall not be terminated by any act of the Selling Stockholder or by operation of law, whether by death, disability, incapacity, revocation, termination, liquidation, dissolution or bankruptcy with respect to the Selling Stockholder or by the occurrence of any other similar event or events (including, without limitation, the termination of any trust or estate for which the Selling Stockholder is acting as a fiduciary or fiduciaries), and if, after the execution hereof there shall occur a death, disability, incapacity, revocation, termination, liquidation, dissolution or bankruptcy with respect to the Selling Stockholder or if any other similar event or events (including, without limitation, the termination of any trust or estate for which the Selling Stockholder is acting as a fiduciary or fiduciaries), shall occur before the completion of the transactions contemplated by the Underwriting Agreement, the Committee shall nevertheless be authorized and directed to complete all such transactions as if such event had not occurred, regardless of whether or not the Committee or any Member thereof shall have received notice of such event.
     Notwithstanding the foregoing, if the transactions contemplated by the Custody Agreement, the Underwriting Agreement and this Power of Attorney are not completed on or prior to the Termination Date, this Agreement shall terminate (without affecting any lawful action of the Committee or the Custodian prior to such termination), and the Committee shall cause the Custodian to return to the Selling Stockholder all certificates for the Shares deposited under the Custody Agreement.
     3. Each Member shall have full power to make and substitute any executive officer of the Company in the place and stead of such Member, and the Selling Stockholder hereby ratifies and confirms all that each Member or substitutes shall do pursuant to this Power of Attorney. All actions hereunder may be taken by any one Member or his or her substitute. Each Member is hereby empowered to determine, in his sole and absolute discretion, the time or times when, the purposes for which, and the manner in which, any power herein conferred upon the Committee shall be exercised. In the event of the death, disability or incapacity of any Member, the remaining Members shall appoint a substitute therefor.
     4. Each Selling Stockholder, severally and not jointly, hereby represents, warrants and covenants to the Underwriters and the Custodian that:
     (a) The Selling Stockholder has full power and authority to enter into this Power of Attorney, the Custody Agreement and the Underwriting Agreement. All authorizations and consents necessary for the execution and delivery by or on behalf of the Selling Stockholder of this Power of Attorney, the Custody Agreement and the Underwriting Agreement have been given. Each of this Power of Attorney and the Custody Agreement is a valid and binding agreement of the Selling Stockholder and is enforceable against the Selling Stockholder in accordance with the terms hereof and thereof, except (i) as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought. If the Selling Stockholder is acting as a fiduciary, officer, partner or agent, the Selling Stockholder is enclosing with this Power of Attorney certified copies of the appropriate instruments pursuant to which the Selling Stockholder is authorized to act hereunder.
     (b) The Selling Stockholder agrees that the Shares represented by the certificates held in custody for him, her or it under the Custody Agreement are for the benefit of and coupled with and subject to the interest of the Committee, the Company, each Other Selling Stockholder, the Underwriters and the Custodian, that the arrangements made by the Selling Stockholder for such custody and the appointment of the Custodian and the Committee by the Selling Stockholder are irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder or by operation of law, whether by death, disability, incapacity, revocation, termination, liquidation, dissolution or bankruptcy with respect to the Selling Stockholder or by the occurrence of any other similar event or events (including, without limitation, the termination of any trust or estate for which the Selling Stockholder is acting as a fiduciary or fiduciaries). If any such event should occur before the delivery of the Shares to the purchasers thereof by the Underwriters under the Underwriting Agreement, certificates for the Shares shall be delivered by the Custodian in accordance with the terms and conditions of the Underwriting Agreement and actions taken by the Custodian and the Committee pursuant to the Custody Agreement and this Power of Attorney shall be as valid as if such death, disability, incapacity, revocation, termination, liquidation, dissolution, bankruptcy or other event had not occurred, regardless of whether or not the Custodian or the Committee, or either of them, shall have received notice thereof.
     (c) The Committee is entitled to rely on all the representations and warranties that shall be made by the Selling Stockholder in the Underwriting Agreement, which are hereby incorporated herein in their entirety, to the same extent as if set forth herein.
     (d) The information contained in the Registration Statement, any preliminary prospectus, the final prospectus or any free writing prospectus or any amendments or supplements to the foregoing with respect to the undersigned is true and correct.
     (e) The Selling Stockholder agrees to deliver to the Committee such documentation as the Committee, the Company, the Underwriters or the Representatives or any of their respective counsel may reasonably request in order to effectuate any of the provisions hereof or of the Underwriting Agreement, all of the foregoing to be in form and substance satisfactory in all respects to the Committee.
     5. The representations, warranties and covenants of the Selling Stockholder in this Power of Attorney are made for the benefit of, and may be relied upon by the Committee, the Company, the Underwriters, the Representatives and the Custodian and their respective counsel, representatives and agents.
     6. The Committee shall be entitled to act and rely upon any statement, request, notice or instruction respecting this Power of Attorney given to it by the Selling Stockholder, not only as to the authorization, validity and effectiveness thereof, but also as to the truth and acceptability of any information therein contained. In acting hereunder, the Committee may rely on the representations, warranties and covenants of the Selling Stockholder made in the Custody Agreement.
     It is understood that the Committee assumes no responsibility or liability to any person other than to deal with the Shares deposited with the Custodian by the Selling Stockholder and the proceeds from the sale of the Shares in accordance with the provisions hereof. The Committee in its capacity as such makes no representations with respect to and shall have no responsibility for the Registration Statement, any preliminary prospectus, the final prospectus or any free writing prospectus or any amendments or supplements to the foregoing nor, except as herein expressly provided, for any aspect of the offering of the Shares, and it shall not be liable for any error of judgment or for any act done or omitted or for any mistake of fact or law except for its own negligence, willful misconduct or bad faith. The Selling Stockholder agrees to indemnify the Committee for and to hold each Member of the Committee harmless against any loss, claim, damage or liability incurred on its part arising out of or in connection with his acting in good faith as a Member of the Committee under this Power of Attorney, as well as the cost and expense of investigating and defending against any such loss, claim, damage or liability, except to the extent such loss, claim, damage or liability is due to the negligence, willful misconduct or bad faith of the Member seeking indemnification. The Selling Stockholder further agrees that the Committee may consult with counsel of its own choice (who may be counsel for the Company) and the Committee shall have full and complete authorization and protection for any action taken or suffered by the Committee hereunder in good faith and in accordance with the advice of such counsel.

     7. The Custodian, the Representatives, the Company and all other persons dealing with the Committee as such may rely and act upon any writing believed in good faith to be signed by one or more Members of the Committee.
     8. It is understood that the Committee shall serve entirely without compensation or other expense to the Selling Stockholder.
     9. THIS POWER OF ATTORNEY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     10. This Power of Attorney may be signed in two or more counterparts with the same effect as if the signature thereto and hereto were upon the same instrument.
     11. In case any provision in this Power of Attorney shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     12. This Power of Attorney shall be binding upon the Committee and the Selling Stockholder and the heirs, legal representatives, distributees, beneficiaries, successors and assigns of the Selling Stockholder.
     13. The representations, warranties and covenants of the Selling Stockholder contained herein and in the Underwriting Agreement shall survive the sale and delivery of the Shares and the termination of this Power of Attorney.

Dated:      , 2010

SELLING STOCKHOLDER[1,2]
By:
Name:
Title:

Shares to be Sold:

Shares of common stock

Additional shares of common stock pursuant to over-allotment option
ACKNOWLEDGED AND ACCEPTED:
THE COMMITTEE:

By:
	Name:	J. Chris Brewster
	Title:	Attorney-in-Fact

By:
	Name:	Michael Keller
	Title:	Attorney-in-Fact

1	To be signed in exactly the same manner as the shares are registered.

2	The signature must be guaranteed by a bank or trust company, a broker dealer, municipal securities dealer or broker, government securities dealer or broker, a credit union, a national securities exchange, registered securities association or clearing agency, a savings institution that is a participant in a Securities Transfer Association recognized program, or a Medallion Signature Guarantor.

EXHIBIT K
CUSTODY AGREEMENT
     THIS CUSTODY AGREEMENT, dated ___, 2009, is by and among Wells Fargo Bank, National Association as custodian (the “Custodian”) and the undersigned selling stockholder (the “Selling Stockholder”).
     On March 22, 2010, Cardtronics, Inc., a Delaware corporation (the “Company”), filed a Preliminary Prospectus Supplement (the “Prospectus Supplement”) relating to a proposed secondary offering (the “Secondary Offering”) of up to 7,000,000 shares of outstanding common stock (the “Firm Shares”) by the Selling Stockholder and certain other selling stockholders of the Company set forth on Annex I (collectively, the “Selling Stockholders”). The Selling Stockholders have granted to certain underwriters named in the Underwriting Agreement (as defined in the Power of Attorney described below) (the “Underwriters”), represented by Piper Jaffray & Co. and UBS Securities LLC (the “Representatives”), an underwriters’ over-allotment option of up to an additional 1,050,000 shares of common stock (the “Optional Shares,” the Firm Shares and Optional Shares are collectively referred to herein as the “Shares”). The proposed Secondary Offering is being made pursuant to a shelf registration statement, as amended (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission and effective as of March 11, 2010, and the related Prospectus Supplement.
     Each Selling Stockholder has executed and delivered a Power of Attorney (the “Power of Attorney”) naming J. Chris Brewster and Michael Keller (the “Committee”), and each of them, collectively and individually, as its attorneys-in-fact for certain purposes, including the performance of this Custody Agreement in its name, place and stead, in connection with the proposed sale by each Selling Stockholder of the number of Shares set forth opposite such Selling Stockholder’s name in Annex I. The undersigned Selling Stockholder’s respective Shares set forth on Annex I are referred to herein as the “Subject Shares.”
     1. A custody arrangement is hereby established by the undersigned Selling Stockholder with the Custodian with respect to the Subject Shares, and the Custodian is hereby instructed to act in accordance with this Custody Agreement.
     2. The Selling Stockholder has herewith delivered to the Custodian, and the Custodian hereby acknowledges receipt of, certificates representing the Subject Shares. Such certificates are to be held by the Custodian for the account of the Selling Stockholder and are to be disposed of by the Custodian in accordance with this Custody Agreement. The Selling Stockholder agrees that the Shares to be sold by it pursuant to the Underwriting Agreement are held in custody for it under the Custody Agreement and are for the benefit of, coupled with and subject to the interest of the Custodian.
     3. The Selling Stockholder has properly completed and signed an IRS Form W-9, W-8BEN or other similar IRS form, or any substitute form that may be provided by the Custodian, and delivered such form to the Custodian.
     4. The Selling Stockholder agrees to deliver to the Committee or to the Custodian such additional documentation as the Committee, the Company, the Representatives or the Custodian or any of their respective counsel may request to effectuate or confirm compliance with any of the provisions hereof, of the Company’s organizational documents or of the

Underwriting Agreement, all of the foregoing to be in form and substance satisfactory in all respects to the Committee.
     5. The Custodian is authorized and directed by the Selling Stockholders:
     (a) to hold the certificates representing the Subject Shares delivered by the Selling Stockholder in its custody;
     (b) on or immediately prior to any settlement date for any Subject Shares sold pursuant to the Underwriting Agreement (the “Closing Date”), (i) to cause such Subject Shares being sold on such Closing Date to be transferred on the books of the Company into such names as the Custodian shall have been instructed in writing by the Representatives and to cause to be issued, against surrender of the certificates, a new certificate or certificates for such Subject Shares, free of any restrictive legend, registered in such name or names or exchange for book-entry security entitlements, (ii) to deliver such new certificates or book-entry security entitlements representing such Subject Shares to the Representatives, as instructed by the Representatives on such Closing Date for the accounts designated by the Representatives against full payment therefor in accordance with the terms of the Underwriting Agreement and (iii) to pay such expenses, including transfer taxes, as the Custodian may be instructed to pay by the Committee and, if instructed by the Committee to do so, remit to the Selling Stockholder the balance, of the amount received by the Custodian as payment for such Subject Shares; and
     6. If (a) the Committee notifies the Custodian that all or any part of the Subject Shares of the Selling Stockholder will not be sold, and thereafter the Selling Stockholder shall give the Custodian written demand for the return of the unsold Subject Shares of such Selling Stockholder, the Custodian shall promptly deliver to the Selling Stockholder certificates representing such unsold Subject Shares, or (b) the transactions contemplated by this Custody Agreement and the Underwriting Agreement are not completed on or prior to [June 30], 2010 (the “Termination Date”), this Agreement shall terminate (without affecting any lawful action of the Committee or the Custodian prior to such termination), and the Custodian shall return, upon receiving the instruction of the Committee, to the Selling Stockholder all certificates deposited hereunder.
     Certificates returned to the Selling Stockholder shall be returned with any related share powers, and any new certificates issued to the Selling Stockholder with respect to such Subject Shares shall bear the same legend the surrendered certificate(s) bore when delivered to the Custodian by or on behalf of the Selling Stockholder.
     7. This Custody Agreement, the deposit of the Subject Shares pursuant hereto and all authority conferred hereby is granted and conferred subject to and in consideration of the interests of the Company, the Selling Stockholder, the Underwriters and the Representatives, and, for the purpose of completing the transactions contemplated by the Underwriting Agreement, this Custody Agreement and all authority conferred hereby shall be irrevocable prior to the Termination Date and shall not be terminated by any act of the Selling Stockholder or by operation of law, whether by death, disability, incapacity, revocation, termination, liquidation, dissolution or bankruptcy with respect to the Selling Stockholder or by the occurrence of any other similar event or events (including, without limitation, the termination of any trust for which the Selling Stockholder is acting as a fiduciary), and if, after the execution hereof, there shall occur death, disability, incapacity, revocation, termination, liquidation, dissolution or bankruptcy with respect to the Selling Stockholder or if any other similar event or events (including, without limitation, the termination of any trust for which the Selling Stockholder is acting as a fiduciary) shall occur before the delivery of any of the

Subject Shares hereunder to the Representatives, such Subject Shares shall be delivered to the Representatives in accordance with the terms and conditions of this Custody Agreement, as if such event had not occurred, regardless of whether or not the Custodian shall have received notice of such event.
     8. Until remittance to the Selling Stockholder of the proceeds (net of the underwriting discount the Custodian is instructed to pay from such proceeds by the Committee) from any sale of the Subject Shares, the Selling Stockholder shall remain the owner of (and shall retain the right to receive dividends and distributions, net of any applicable withholding or backup withholding taxes, on, and to vote) such Subject Shares. Until such payment in full has been made or until the offering of the Subject Shares contemplated by the Prospectus Supplement has been terminated, the Selling Stockholder agrees that it will not give, sell, pledge, hypothecate, grant any lien on, transfer, deal with or contract with respect to the Subject Shares or any interests therein.
     9. The Custodian shall assume no responsibility or liability to any person other than to deal with the certificates representing the Subject Shares and the proceeds from the sale of the Subject Shares represented thereby in accordance with the provisions hereof, and the Company and the Selling Stockholder, severally and jointly, hereby agrees to indemnify the Custodian for and to hold the Custodian harmless against any and all losses, claims, damages or liabilities incurred on its part arising out of or in connection with it acting in good faith as the Custodian pursuant hereto, as well as the costs and expenses of investigating and defending any such losses, claims, damages or liabilities, except to the extent such losses, claims, damages or liabilities are due to the negligence, willful misconduct or bad faith of the Custodian. The Company and the Selling Stockholder agrees that the Custodian may consult with counsel of its choice and the Custodian shall have full and complete authorization and protection for any action taken or suffered by the Custodian hereunder in good faith and in accordance with the opinion of such counsel.
     10. The Selling Stockholder hereby represents and warrants that: (a) it has, and at the time of delivery of the Subject Shares to the Representatives it will have, full power and authority to enter into this Custody Agreement, the Power of Attorney and the Underwriting Agreement, to carry out the terms and provisions hereof and thereof and to make all of the representations, warranties and agreements contained herein and therein; and (b) this Custody Agreement and the Power of Attorney are the valid and binding agreements of such Selling Stockholder, and this Custody Agreement and the Power of Attorney are enforceable against such Selling Stockholder in accordance with their respective terms except (i) as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought. If the Selling Stockholder is acting as a fiduciary, officer, partner or agent, the Selling Stockholder is enclosing with this Custody Agreement certified copies of the appropriate instruments pursuant to which the Selling Stockholder is authorized to act hereunder.
     11. The Selling Stockholder agrees to the allocation of the expenses of the offering among the Company and the Selling Stockholders.
     12. The Selling Stockholder has carefully reviewed the representations, warranties and agreements to be made by such Selling Stockholder as a Selling Stockholder under the Underwriting Agreement and does hereby represent, warrant and agree that (a) such representations and warranties, insofar as they relate to such Selling Stockholder, are true and correct as of the date hereof and will be true and correct at all times through the Closing Date and (b) such agreements, insofar as they relate to such Selling Stockholder, have (where applicable) been complied with as of the date hereof and will be complied with on and after the Closing Date.
     13. The Selling Stockholder agrees to make, acknowledge, verify and file applications, consents to service of process and such other documents, undertakings or reports as may be required by law with state commissioners or officers administering state securities laws.
     14. The foregoing representations, warranties and agreements and those contained in the Power of Attorney executed by the Selling Stockholder, are made for the benefit of, and may be relied upon by, the Committee, the Company, the Underwriters, the Representatives, the Custodian and the representatives, agents and counsel of each of the foregoing.
     15. The Custodian’s acceptance of this Custody Agreement by the execution hereof shall constitute an acknowledgment by the Custodian of the authorization herein conferred and shall evidence the Custodian’s agreement to carry out and perform this Custody Agreement in accordance with its terms.
     16. This Custody Agreement may be executed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.
     17. This Custody Agreement shall be binding upon the Custodian and the Selling Stockholders and the legal representatives, distributees, beneficiaries, successors and assigns of the Selling Stockholders.
     18. THIS CUSTODY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH SELLING STOCKHOLDER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY.
     19. The representations, warranties and agreements of the Selling Stockholder contained herein and in the Underwriting Agreement shall survive the sale and delivery of the Shares and the termination of this Custody Agreement.
     20. Any notice given pursuant to this Custody Agreement shall be deemed given if in writing and delivered in person, or facsimile if subsequently confirmed by letter: (i) if to the Selling Stockholders, to its addresses set forth on Annex I hereto; (ii) if to the Committee, to it at Cardtronics, Inc., 3250 Briarpark Drive, Suite 400, Houston, Texas 77042, Attn: Michael Keller, General Counsel; and if to the Custodian, to it at Wells Fargo Bank, National Association, [•].
     21. The Custodian shall be entitled to act and rely upon any statement, request, notice or instruction with respect to this Custody Agreement given to it on behalf of the Selling Stockholders if the same shall be made or given to the Custodian by the Committee, not only as to the authorization, validity and effectiveness thereof, but also as to the truth and acceptability of any information therein contained.
     The Custodian shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Custodian (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal

Reserve Bank wire or telex or other wire or communication facility).
     IN WITNESS WHEREOF, the parties hereto have executed this Custody Agreement as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian
By:
Name:
Title:

SELLING STOCKHOLDER[1,2]
By:
Name:
Title:

1	To be signed in exactly the same manner as the shares are registered.

2	The signature must be guaranteed by a bank or trust company, a broker dealer, municipal securities dealer or broker, government securities dealer or broker, a credit union, a national securities exchange, registered securities association or clearing agency, a savings institution that is a participant in a Securities Transfer Association recognized program, or a Medallion Signature Guarantor.

Annex I
[to be confirmed by selling shareholders]

Selling Shareholder	Address	Shares Offered
CapStreet II, L.P.	c/o The CapStreet Group, LLC	3,123,291
	600 Travis Street, Suite 6110
	Houston, Texas 77002

CapStreet Parallel II, L.P.	c/o The CapStreet Group, LLC	367,709
	600 Travis Street, Suite 6110
	Houston, Texas 77002

TA IX, L.P.	c/o TA Associates	2,165,060
	John Hancock Tower, 56th Floor
	200 Clarendon Street
	Boston, Massachusetts 02116

TA/Atlantic and Pacific V L.P.	c/o TA Associates	866,028
	John Hancock Tower, 56th Floor
	200 Clarendon Street
	Boston, Massachusetts 02116

TA/Atlantic and Pacific IV L.P.	c/o TA Associates	373,326
	John Hancock Tower, 56th Floor
	200 Clarendon Street
	Boston, Massachusetts 02116

TA Strategic Partners Fund A L.P.	c/o TA Associates	44,342
	John Hancock Tower, 56th Floor
	200 Clarendon Street
	Boston, Massachusetts 02116

TA Investors II, L.P.	c/o TA Associates	43,294
	John Hancock Tower, 56th Floor
	200 Clarendon Street
	Boston, Massachusetts 02116

TA Strategic Partners Fund B L.P.	c/o TA Associates	7,950
	John Hancock Tower, 56th Floor
	200 Clarendon Street
	Boston, Massachusetts 02116

I-1